                                                                       Exhibit D

                          IRREVOCABLE TRUST AGREEMENT
                                      OF
                                 PETER J. KING

I, PETER J. KING, a resident of Ramsey County, Minnesota, as Donor, and STEPHEN
D. HIGGINS, as original Trustee, agree, this 28th day of May, 1996, as follows:

                        ARTICLE 1.  CREATION OF TRUST.
                        ---------   -----------------

I transfer and assign the assets described on the Schedule attached to this agreement to the trustee to constitute the original assets of the Grantor Retained Annuity Trust created by this agreement. The trustee agrees, and any cotrustees and successors by accepting their trusteeships also agree, to administer such assets and all future assets of any trust in accordance with the terms of this agreement. References in the singular to a trustee include all trustees empowered to act. The Grantor Retained Annuity Trust may be referred to as the "1996 GRANTOR RETAINED ANNUITY TRUST."

                           ARTICLE 2.  LIMITATIONS.
                           ---------   -----------

Despite any other provisions of this agreement to the contrary:

2.01.  Irrevocability.  This agreement and each trust created under this
---------------------
agreement shall be in all respects irrevocable, and neither I nor any other person shall have any power to modify, amend or revoke any trust or this agreement in any respect; provided that the trustee other than me or any other contributor shall have the power to amend the Grantor Retained Annuity Trust in any manner required for the sole purpose of ensuring that the annuity amounts payable to me from the Grantor Retained Annuity Trust constitute a "qualified interest" within the meaning of Section 2702 of the Internal Revenue Code and the Treasury Regulations thereunder. However, I or any other person shall have the right to make contributions from time to time to any trust under Article 4.

2.02.  Limitations On Powers.  The trustee shall exercise all trustee powers
----------------------------
only in a fiduciary capacity and subject to all limitations imposed by this agreement. The following limitations shall apply with respect to each of the trusts under Article 4 during the lifetime of any Contributor to the Grantor Retained Annuity Trust or to any other trust under this Agreement. None of the powers conferred on the trustee of any trust under Article 4 or conferred on other persons shall (1) enable any person to purchase, exchange or otherwise deal with or dispose of the corpus or the income of any such trust for less than an adequate consideration in money or money's worth; or (2) enable any contributor or the spouse of any contributor to borrow the corpus or income of any such trust directly or indirectly without adequate interest or adequate security; or (3) enable an agent, servant, or other person in a nonfiduciary
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capacity, without the approval or consent of the trustee, to exercise any power of administration over any such trust, including the powers to vote or direct the voting of any stocks or other securities, to control investment or reinvestment of the trust funds or to reacquire the trust corpus by substituting other property of an equivalent value; or (4) allow any of the corpus or the income of any such trust to be applied to the payment of premiums on policies of insurance on the life of any contributor or the life of the spouse of any contributor, whether such policies are irrevocably assigned or made payable to the trust or otherwise; or (5) allow any of the corpus or the income of any such trust to be distributed to any contributor or the spouse of any contributor or to be held or accumulated for future distribution to any contributor or the spouse of any contributor; or (6) allow any of the corpus or the income of any such trust to be distributed in such a manner as to discharge any legal obligation of any contributor or of the spouse of any contributor.

                  ARTICLE 3.  GRANTOR RETAINED ANNUITY TRUST.
                  ---------   ------------------------------

The Grantor Retained Annuity Trust shall be administered as follows:

3.01.  Payments.  For each taxable year of the trust, the trustee shall pay to
---------------
me annually an amount (the "annuity amount") equal to 55.768% of the initial net fair market value of the assets of the trust, determined as of the date the assets were contributed to the trust (the "valuation date"). For this purpose, the initial net fair market value shall be the value as finally determined for federal gift tax purposes. Unless the Grantor Retained Annuity Trust sooner terminates, the first annuity amount shall be paid to me upon the expiration of 1 year after the valuation date and the last annuity payment shall be paid upon the termination of the Grantor Retained Annuity Trust (at which time, the fixed amount or a pro-rata portion thereof shall be paid to me for the final short period of the annuity interest pursuant to Treasury Regulation (S) 25.2702-3(b)(3)). The annuity amount shall be paid from the net income of the trust and, to the extent the net income is insufficient, from the principal of the trust. Any net income in excess of the annuity amount not paid to me shall be added to principal.

3.02.  Termination.  The trust shall terminate upon (a) the expiration of 2
------------------
years after the valuation date (this shall be referred to as the "normal term" of the trust) or (b) the date of my death, whichever occurs first. Upon termination, the remaining trust assets (except any accrued or unpaid annuity amount or portion thereof, which shall be paid to me or to my estate, as the case may be) shall be distributed as follows (except to the extent that any son of mine has directed a different distribution by exercising the contingent general power of appointment conferred on that son under Paragraph 3.03):

     3.02(1).  Provision for Issue.  The balance of the remaining trust assets
     -----------------------------
     shall be distributed to my natural born issue who survive the termination of the

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     trust, per stirpes; provided that any assets distributable to a son of mine before January 1, 2008, shall constitute a Separate Trust for such son's primary benefit pursuant to Paragraph 4.01; and provided that any assets distributable to a grandchild of mine who is under the age of 45 years at the termination of the trust shall constitute a Separate Trust for such grandchild's primary benefit pursuant to Paragraph 4.02.

     3.02(2).  Others.  If none of my natural born issue survives the
     ----------------
     termination of the trust, the remaining trust assets shall be distributed to me if I survive the termination of the trust and, if I do not survive the termination of the trust, to the persons who would have been my heirs had I died intestate, under the statues of intestate succession of the State of Minnesota in force at the execution of this agreement and in the shares prescribed by those statutes.

3.03.  Contingent General Power of Appointment.  I give to any son of mine who
----------------------------------------------
does not survive the termination of the trust but who has any natural born issue who survives the termination of the trust a general testamentary power of appointment over all the assets that are otherwise distributable to or in trust for the issue of that son under Section 3.02(1). My son may exercise this power in favor of any one or more of my natural born issue in any amounts or proportions, outright or in trust, my son's creditors or the creditors of my son's estate. This power may not be exercised, however, in favor of my son or my son's estate. My son must expressly refer to and exercise this power in my son's valid will or codicil for the appointment to be effective.

                  ARTICLE 4.  ADMINISTRATION OF OTHER TRUSTS.
                  ---------   ------------------------------

4.01.  Separate Trusts for Sons.  Each Separate Trust for the primary benefit of
-------------------------------
a son of mine shall be administered as follows:

     4.01(1).  Income.  The net income shall be paid to my son; provided that if
     ----------------
     the trustee determines that it is in the best interest of my son, the trustee may withhold all or any part of the net income. Any net income withheld shall be accumulated and added to principal.

     4.01(2).  Principal.  The trustee shall pay to my son such sums of
     -------------------
     principal (including all thereof) as the trustee deems advisable.

     4.01(3).  Distributions.  On January 1, 2008, the trust shall terminate and
     -----------------------
     the remaining assets of the trust shall be distributed to my son.

     4.01(4).  Distribution at Death.  If any trust assets remain at my son's
     -------------------------------
     death, the trust shall terminate and the remaining trust assets (including any unpaid income and accrued income) shall be distributed as follows (except to the


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extent that my son directs a different distribution by exercising a power of appointment conferred on my son under Section 4.01(5)):

          4.01(4)(i).  Son's Issue.  To the natural born issue of my son who
          ------------------------
          survive my son, per stirpes; or

          4.01(4)(ii).  My Other Issue.  If no natural born issue of my son
          ----------------------------
          survives my son, to my other natural born issue who survive my son, per stirpes; or

          4.01(4)(iii).  Others.  If none of my natural born issue survives my
          ---------------------
          son, the remaining trust assets shall be disposed of in the manner provided for the remaining assets of the Grantor Retained Annuity Trust under Section 3.02(2) as though the Grantor Retained Annuity Trust had terminated immediately after my son's death.

     4.01(5).  Powers of Appointment.  I give my son the following powers of
     -------------------------------
     appointment:

          4.01(5)(i).  General Power If Issue Survives.  If any natural born
          --------------------------------------------
          issue of my son survives my son, I give my son a general testamentary power of appointment over all the assets otherwise distributable under
          Section 4.01(4).

          4.01(5)(ii).  General Power If No Issue Survives.  If none of my son's
          ------------------------------------------------
          natural born issue survives my son, I give my son a general testamentary power of appointment over any assets otherwise distributable under Section 4.01(4) to a person who is assigned to a generation younger than that of my son for purposes of the federal generation-skipping tax.

          4.01(5)(iii).  Limited Power.  With respect to any assets otherwise
          ----------------------------
          distributable under Section 4.01(4) over which I have given my son no general power of appointment, I give my son a limited testamentary power of appointment.

     My son may exercise any general power of appointment conferred by the preceding provisions in favor of any one or more of my natural born issue in any amounts or proportions, outright or in trust, my son's creditors or the creditors of my son's estate. No general power may be exercised, however, in favor of my son or my son's estate. My son may exercise any limited power of appointment conferred by the preceding provisions in any valid manner, outright or in trust in favor of any one or more of my natural born issue, in any amounts or proportions. The limited power may not be exercised,


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        however, in favor of my son, my son's estate, my son's creditors or the creditors of my son's estate or in the manner described in Section 2041(a)(3) of the Internal Revenue Code. My son must expressly refer to and exercise any power conferred by the preceding provisions in my son's valid will or codicil for the appointment to be effective.

4.02.  Separate Trusts for Grandchildren.  Each Separate Trust for the primary
----------------------------------------
benefit of a grandchild of mine shall be administered as follows:

     4.02(1).  Income.  The net income shall be paid to my grandchild; provided
     ----------------
     that if the trustee determines that it is in the best interest of my grandchild, the trustee may withhold all or any part of the net income. Any net income withheld shall be accumulated and added to principal.

     4.02(2).  Principal.  The trustee shall pay to my grandchild such sums of
     -------------------
     principal (including all thereof) as the trustee deems advisable.

     4.02(3).  Distributions.  When my grandchild attains the age of 45 years,
     -----------------------
     the trust shall terminate and the remaining assets of the trust shall be distributed to my grandchild.

     4.02(4).  Distribution at Death.  If any trust assets remain at my
     -------------------------------
     grandchild's death, the trust shall terminate and the remaining trust assets (including any unpaid income and accrued income) shall be distributed as follows (except to the extent that my grandchild directs a different distribution by exercising a power of appointment conferred on my grandchild under Section 4.02(5)):

          4.02(4)(i).  Grandchild's Issue.  To the issue of my grandchild who
          -------------------------------
          survive my grandchild, per stirpes; or

          4.02(4)(ii).  Grandchild's Siblings and Their Issue.  If no issue of
          ---------------------------------------------------
          my grandchild survives my grandchild, to the issue who survive my grandchild of the son of mine who was my grandchild's father, per stirpes; or

          4.02(4)(iii).  My Other Issue.  If no issue of such father survives my
          -----------------------------
          grandchild, to my other issue who survive my grandchild, per stirpes;
          or

          4.02(4)(iv).  Others.  If none of my issue survives my grandchild, the
          --------------------
          remaining trust assets shall be disposed of in the manner provided for the remaining assets of the Grantor Retained Annuity Trust under
          Section 3.02(2) as though the Grantor Retained Annuity Trust had terminated immediately after my grandchild's death.


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

     4.02(5).  Powers of Appointment.  I give my grandchild the following powers
     -------------------------------
     of appointment:

          4.02(5)(i).  General Power If Issue Survives.  If any issue of my
          --------------------------------------------
          grandchild survives my grandchild, I give my grandchild a general testamentary power of appointment over all the assets otherwise distributable under Section 4.02(4).

          4.02(5)(ii).  General Power If No Issue Survives.  If none of my
          ------------------------------------------------
          grandchild's issue survives my grandchild, I give my grandchild a general testamentary power of appointment over any assets otherwise distributable under Section 4.02(4) to a person who is assigned to a generation younger than that of my grandchild for purposes of the federal generation-skipping tax.

          4.02(5)(iii).  Limited Power.  With respect to any assets otherwise
          ----------------------------
          distributable under Section 4.02(4) over which I have given my grandchild no general power of appointment, I give my grandchild a limited testamentary power of appointment.

     My grandchild may exercise any general power of appointment conferred by the preceding provisions in favor of anyone, including my grandchild's estate, outright or in trust. My grandchild may exercise any limited power of appointment conferred by the preceding provisions in any valid manner, outright or in trust. The limited power may not be exercised, however, in favor of my grandchild, my grandchild's estate, my grandchild's creditors or the creditors of my grandchild's estate or in the manner described in
     Section 2041(a)(3) of the Internal Revenue Code. My grandchild must expressly refer to and exercise any power conferred by the preceding provisions in my grandchild's valid will or codicil for the appointment to be effective.

                     ARTICLE 5.  GENERAL TRUST PROVISIONS.
                     ---------   ------------------------

Despite any other provisions of this agreement to the contrary:

5.01.  Grantor Retained Annuity Trust Qualification.  All provisions of this
---------------------------------------------------
agreement (including any other provision of this Article 5) shall be construed and applied so that the annuity amounts payable from the Grantor Retained Annuity Trust shall constitute a "qualified interest" under Section 2702 of the Internal Revenue Code and the Treasury Regulations thereunder, and any provision of this agreement incapable of being so construed or applied shall be inapplicable to the Grantor Retained Annuity Trust. The trustee shall not exercise any power under


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

this agreement in a manner that would disqualify all or any portion of the annuity amounts from constituting such a "qualified interest."

5.02.  Valuation Correction.  If the initial net fair market value of the
---------------------------
Grantor Retained Annuity Trust is incorrectly determined, then within a reasonable period after the correct value is finally determined, the trustee shall pay to me, in the case of an undervaluation, or shall recover from me, in the case of an overvaluation, an amount equal to the difference between the annuity amounts properly payable and the annuity amounts actually paid.

5.03.  Taxable Year of Grantor Retained Annuity Trust.  The taxable year of the
-----------------------------------------------------
Grantor Retained Annuity Trust shall be the calendar year; provided that the first taxable year of the Grantor Retained Annuity Trust shall begin with the valuation date and end on the last day of the first taxable year of the Grantor Retained Annuity Trust.

5.04.  Prohibition of Certain Payments.  During the term of the Grantor Retained
--------------------------------------
Annuity Trust, the trustee shall not make any distributions to or for the benefit of any person other than me. The trustee shall not at any time commute or prepay all or any portion of my interest in the Grantor Retained Annuity Trust.

5.05.  Contributions.  Neither I nor any other person may make additional
--------------------
contributions to the Grantor Retained Annuity Trust after the initial contribution of assets to the Grantor Retained Annuity Trust.

5.06.  Nonfiduciary Powers.  During the term of the Grantor Retained Annuity
--------------------------
Trust, I shall have the power, at any time, exercisable solely in a nonfiduciary capacity and without the approval or consent of any trustee, to reacquire the entire corpus of the Grantor Retained Annuity Trust by substituting other property of equivalent value.

5.07.  Perpetuities Termination Clause.  Each trust under Article 4, if not
--------------------------------------
sooner terminated pursuant to other provisions of this agreement, shall continue as long as permitted under the laws of the state that is the situs of the trust from time to time. In the case of any trust that cannot continue in perpetuity under the laws of the state that is the situs of the trust from time to time, the assets of such trust, if not sooner distributed pursuant to other provisions of this agreement, shall be distributed on the last date on which such assets can validly remain in trust (and if measuring lives are required to be identified for this purpose, the measuring lives shall be all current and contingent trust beneficiaries under this agreement who are living on the date of execution of this agreement). If any trust terminates in whole or in part under this Paragraph, distribution of assets shall be made to the primary beneficiary of the trust.

5.08.  Disclaimers.  Any trustee, beneficiary (other than me) or other person,
------------------
or an agent, guardian or personal representative on such person's behalf, shall have the power to disclaim, in whole or in any part, any interest in property under this agreement (including any right, power or discretion), by written instrument filed with any trustee. The following provisions shall govern such disclaimers:

     5.08(1).  Fiduciary Interests.  If a trustee disclaims a right, power or
     -----------------------------
     discretion, the right, power or discretion so disclaimed shall be extinguished as to the disclaiming trustee only.

     5.08(2).  Other Interests.  If an interest in property under this agreement
     -------------------------
     other than an interest described in the preceding provisions of this Paragraph is disclaimed, the disclaimed interest in property shall be distributed in the manner provided by this agreement as though the trust in which the disclaimed interest existed had been created on the effective date of the disclaimer and as though the person disclaiming had died immediately after the creation of such trust.

5.09.  Transfers.  Neither trust income or principal nor any beneficiary's
----------------
interest therein shall be subject to alienation, assignment, encumbrance or anticipation by the beneficiary; to garnishment, attachment, execution or bankruptcy proceedings; to claims for spousal maintenance, child support or an equitable division of property incident to the dissolution of marriage; to any other claims of any creditor or other person against the beneficiary; or to any other transfer, voluntary or involuntary, by or from any beneficiary.

5.10.  Continuation in Trust.  Whenever a Separate Trust terminates and assets
----------------------------
become distributable directly to a person, the assets instead shall constitute a Separate Trust for that person's primary benefit under the applicable provisions of Article 4, or, if that person is the primary beneficiary of an existing Separate Trust under Article 4, shall be added to the existing Separate Trust under Article 4, whichever the trustee selects; provided that no assets shall be withheld from and constitute a trust for any person unless such a trust would have been created for that person's primary benefit under Article 3 if the Grantor Retained Annuity Trust had terminated immediately after the assets became distributable to that person.

5.11.  Payments and Distributions.  All payments of income or principal to a
---------------------------------
beneficiary under Article 4 may be expended for the beneficiary's benefit. All payments and all distributions to any beneficiary who is incompetent, under other legal disability or under the age of 21 years may be made directly to the beneficiary despite the disability, to a custodian (other than any contributor or the spouse of any contributor) designated by the trustee under the applicable Uniform Gifts or Transfers to Minors Act or to a legal guardian or conservator (other than any contributor or the spouse of any contributor).

5.12.  Nature of Discretionary Payments.  Except as may be limited by other
---------------------------------------
provisions of this agreement, discretionary payments authorized for a child or grandchild of mine may include (but shall not be limited to) payments for education; graduate, vocational and professional study; health and medical care; assistance in connection with marriage, acquisition and furnishing of a home and commencing or continuing a desirable business.

5.13.  Other Tax Effects.  This agreement shall in all respects be construed in
------------------------
such a manner that: (1) no income or capital gains of any trust under Article 4 shall be deemed taxable to any contributor or to any trustee for income tax purposes (unless received by such trustee as a beneficiary or attributed to such trustee by reason of such trustee's possession of a right of withdrawal); and
(2) no principal of any trust under Article 4 shall be includible for death tax purposes in the estate of any contributor or of any trustee (except to the extent any trustee who is a beneficiary possesses a right of withdrawal at such beneficiary's death). Any provision of this agreement incapable of being so construed or applied shall be inapplicable.

5.14.  S Corporation Qualification.  All provisions of this agreement shall be
----------------------------------
construed and applied so that each trust under Article 4 is capable of qualifying as a "qualified subchapter S trust," as defined in Section 1361(d)(3) of the Internal Revenue Code and the Grantor Retained Annuity Trust is eligible to hold stock of an "S corporation" under Section 1361(c)(3)(A)(i) of the Internal Revenue Code. Any provision of this agreement incapable of being so construed or applied shall be inapplicable to those trusts. Whenever any of the trusts under Article 4 holds stock of an "S corporation," as defined in Section 1361(a) of the Internal Revenue Code, I direct the trustee to distribute currently all net income of the trust to the primary beneficiary of the trust.

                             ARTICLE 6.  TRUSTEES.
                             ---------   --------

6.01.  Succession of Trustees.  At any time before the Grantor Retained Annuity
-----------------------------
Trust terminates, I shall have the power to appoint cotrustees or successors; and the individual trustee or trustees (as distinguished from any corporate trustee) acting from time to time shall also have the power to appoint cotrustees or successors; provided, that (1) in no event shall any contributor or the spouse of any contributor ever become a cotrustee or successor trustee under this agreement; and (2) the appointment of any cotrustee or successor by the acting individual trustee or trustees shall be effective only if no cotrustee or successor trustee appointed by me qualifies to serve. If at any time there is no trustee acting under this agreement having the power to make discretionary distributions of income or principal, the trustees then acting shall have the duty immediately to appoint one or more trustees capable of making such distribution. If at any time there is no trustee acting or designated to act, or if the designated trustee fails to qualify, I appoint each of my sons as trustee and if neither of my sons is willing and able to serve, I appoint the oldest issue of mine who is willing and able to serve as trustee.

6.02.  Administration.  The following provisions apply to the exercise of all
---------------------
trustee functions under this agreement:

     6.02(1).  Administration.  I waive any requirement that any trustee qualify
     ------------------------
     in court but if such qualification occurs, I direct that no bond be required of any trustee.

     6.02(2).  Special Powers and Duties.  In exercising all powers conferred by
     -----------------------------------
     law or by this agreement, the trustees empowered to act shall do so unanimously except as otherwise provided by law and except that:

          6.02(2)(i).  Delegation and Control.  The trustees empowered to
          -----------------------------------
          perform a particular ministerial or discretionary act may delegate authority to perform such act to any one or more of them. Whenever such authority has not been so delegated as to a particular act and there are three or more trustees acting under this agreement who are empowered to perform such act, the same may be performed, on behalf of all, by a majority of those empowered, with or without the concurrence of the minority. No trustee who failed to join or concur in such act shall be held liable for the consequences thereof.

          6.02(2)(ii).  Resignation.  Any trustee shall have the power to resign
          -------------------------
          by written instrument without the approval of any court.

          6.02(2)(iii).  Custody and Safekeeping.  Whenever acting, the
          --------------------------------------
          corporate trustee alone shall have custody of all trust assets and shall maintain all trust books, records and accounts.

          6.02(2)(iv).  Removal of Corporate Trustee.  If a corporate trustee is
          ------------------------------------------
          acting at any time the individual trustee other than any of my issue shall have the power to remove the corporate trustee then acting or designated to act without appointing a successor corporate fiduciary.

     6.02(3).  Non-exercise of Discretion by Interested Trustees.  Despite any
     -----------------------------------------------------------
     other provision of this agreement to the contrary, the following provisions shall apply to any trust under Article 4: (i) no beneficiary who is also a trustee may participate, as a trustee, in any discretionary decision to withhold or distribute income or principal to such beneficiary, (ii) no trustee may participate, as a trustee, in any discretionary decision to distribute income or principal in a manner that would satisfy a legal obligation of that trustee and (iii) no trustee who is a "related or subordinate party", within the meaning of Section 672(c) of the Internal Revenue Code, with respect to any contributor, if such contributor is then living, may participate, as a trustee, in any discretionary decisions to withhold or distribute income or principal; provided that, if the possession or exercise of such discretionary powers by a trustee (other than the spouse of any contributor) who is such a "related or subordinate party" would not cause more than half the trustees then acting and possessing such powers to be such related or subordinate parties, then such trustee may possess and exercise such powers if not otherwise disqualified under the provisions of this Section; and provided further that if at any time more than one trustee who is such a related or subordinate party is acting under this agreement, the immediately preceding proviso shall apply to as many of the trustees as may qualify under such proviso, in order of length of service, beginning with the trustee who has served the longest or, if the length of service is the same, who is eldest in age.

6.03.  General Powers.  Except as otherwise limited by this agreement, the
---------------------
trustees shall have the following powers or, where so provided, duties, exercisable without approval, order or license of any court:

     6.03(1).  Disposition.  To sell, exchange, mortgage, lease, pledge or
     ---------------------
     otherwise encumber or dispose of any asset upon any terms and conditions to any person, corporation or entity, whether or not a beneficiary, trustee or agent under this agreement;

     6.03(2).  Investment.  To invest in any asset or retain any asset,
     --------------------
     including any interest in King Holding Corporation, Sunrise Resources, Inc., or their respective affiliates or successors, notwithstanding any statute, rule of law or regulation limiting the investments by trustees in or to certain kinds of investments, requiring diversification or prohibiting trustees from being interested in sales or purchases, delegating investment functions or commingling assets;

     6.03(3).  Dealing With Assets.  To hold any assets in their own names
     -----------------------------
     without disclosure of fiduciary capacity or in the name of a nominee and to exercise all rights and powers respecting any assets that could be exercised by a competent adult owning the same;

     6.03(4).  Deposits: Borrowing.  To deposit cash in any depository and to
     -----------------------------
     borrow money from any source, notwithstanding personal interest in the depository or source;

     6.03(5).  Principal and Income.  To allocate receipts and disbursements
     ------------------------------
     between principal and income in their discretion;

     6.03(6).  Tax Options.  To make tax-related elections or decisions without
     ---------------------
     reimbursement or adjustment between income and principal or in favor of any beneficiary, notwithstanding that the election or decision may directly affect the value of the beneficiary's share or the amount of any tax payable;

     6.03(7).  Distributions.  To determine values, distribute like and unlike
     -----------------------
     assets to different beneficiaries or trusts, make distributions in cash or kind at any time and cause the administration of any trust to be commenced whenever they deem advisable;

     6.03(8).  Agents Delegation.  To employ agents, lawyers, investment
     ---------------------------
     counsel, accountants, banks or trust companies and others and to delegate both ministerial and discretionary powers to them, with liability only for reasonable care in their selection and without regard to any prohibition regarding self-dealing or conflict of interest by fiduciaries;

     6.03(9).  Merger.  To merge the assets of any trust under Article 4 with
     ----------------
     those of any other trust maintained for the same beneficiary upon substantially the same terms (and if the merged trusts are governed by different perpetuities rules or perpetuities rule savings clauses, the rule or savings clause providing for the shorter perpetuities period shall govern the merged trusts);

     6.03(10).  Business Powers.  To exercise every power not specifically
     --------------------------
     granted by this agreement that may be necessary to enable them to create, continue, operate, expand and change the form of any individual proprietorship, general or limited partnership, joint venture, corporation or other business;

     6.03(11).  Change of Situs.  To transfer the situs of any trust from the
     --------------------------
     State of Minnesota (or such other jurisdiction that is then the situs of such trust) to any other jurisdiction, as the trustee other than any issue of mine deems advisable; and

     6.03(12).  Other Powers.  To exercise all other powers conferred on
     -----------------------
     fiduciaries generally by law, including Minnesota Statutes Section 501B.81, which I incorporate in this agreement by reference, to the extent they are not inconsistent with other provisions of this agreement, and to perform all other acts necessary or advisable to administer the trust.

                ARTICLE 7.  INTERPRETATIONS AND CONSTRUCTIONS.
                ---------   ---------------------------------

7.01.  Definitions.  The following words and phrases have the following
------------------
meanings:

     7.01(1).  My Sons.  My sons' names are William B. King and Russell S. King,
     -----------------
     and all references to my sons are to them only.

     7.01(2).  Issue.  "Issue" means all persons who are lineal descendants of
     ---------------
the person whose issue are referred to in this agreement, subject to the following:

          7.01(2)(i).  Adoption Into Family.  A legally adopted child and the
          ---------------------------------
          adopted child's lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent's lineal ancestors).

          7.01(2)(ii).  Adoption Out Of Family.  A legally adopted child and the
          ------------------------------------
          adopted child's lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent's lineal ancestors); except that if, after a child's parent has died, the child is legally adopted by a stepparent who is the spouse of the child's surviving parent, the child and the child's lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent's lineal ancestors).

          7.01(2)(iii).  Parent Who Has Not Openly Received Child Into Home.  If
          -----------------------------------------------------------------
          the person (or a lineal descendant of the person) whose issue are referred to in this agreement is the parent of a child (or is treated as such under applicable law) but never received the child into that parent's home or never openly held out the child as that parent's child (unless doing so was precluded solely by death), then neither the child nor the child's lineal descendants shall be issue of the person whose issue are referred to in this agreement.

     7.01(3).  Natural Born Issue.  "Natural born issue" means all issue other
     ----------------------------
     than those individuals described in Item 7.01(2)(i) of this agreement.

     7.01(4).  Per Stirpes.  "Per stirpes" means in equal shares among living
     ---------------------
     children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child.

     7.01(5).  Internal Revenue Code.  "Internal Revenue Code" means the United
     -------------------------------
     States Internal Revenue Code of 1986 or any successor thereto, as amended, and all references to a particular Section of the United States Internal Revenue Code shall include any successor provision to such Section.

     7.01(6).  Contribution.  "Contribution" means any transfer constituting a
     ----------------------
     gift to the trust for federal gift tax purposes.

     7.01(7).  Contributor.  "Contributor" means any person who makes a
     ---------------------
     contribution to the trust.

7.02.  Other Principles of Construction.  Whenever not contrary to the sense of
---------------------------------------
this agreement, the singular shall include the plural, and vice versa. All matters relating to the execution of this agreement shall be determined under the applicable laws of the State of Minnesota. The interpretation and construction of this agreement, the enforcement of all rights and remedies afforded to any devisee, beneficiary, trustee or other interested party under the provisions of this agreement, the validity and duration of a trust under this agreement, the powers, duties and responsibilities of any trustee and all other procedural and substantive matters of law relating to trust administration under this agreement shall be determined from time to time under the laws of the state that is then the trust situp If there is a change in trust situp the laws of the state of any new trust situs shall apply as of the date of the change of situp and all constructions, interpretations, limitations and restrictions imposed by the laws of any previous situs shall be of no further effect.

     The trustee and I have signed this agreement as of the date written above.

     In Presence of:

/s/ Julie A. Huppert                  /s/ Peter J. King
---------------------------------     ----------------------------------
                                      Peter J. King

/s/ James C. Tem                                                   Donor
-----------------------------


/s/ Julie A. Huppert                   /s/ Stephen D. Higgins
-------------------------------       ------------------------------------
                                      Stephen D. Higgins

/s/ James C. Tem                                                   Trustee
-----------------------------

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

     On this 28th day of May, 1996, before me, a Notary Public within and for said County, personally appeared PETER J. KING, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                 /s/ Julie A. Huppert
                               -----------------------------------------
     (Notarial Seal)
                               JULIE A. HUPPERT
                               NOTARY PUBLIC -- MINNESOTA
                               RAMSEY COUNTY
                               My Comm. Expires Jan. 31, 2000



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

     On this 28th day of May, 1996, before me, a Notary Public within and for said County, personally appeared STEPHEN D. HIGGINS, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                               /s/ Julie A. Huppert
                               ------------------------------------------
     (Notarial Seal)
                               JULIE A. HUPPERT
                               NOTARY PUBLIC -- MINNESOTA
                               RAMSEY COUNTY
                               My Comm. Expires Jan. 31, 2000

                                   SCHEDULE
                                   --------

                Assets to Constitute the Original Trust Estate
                ----------------------------------------------


           431,999 shares of common stock of Sunrise Resources, Inc.



       Authenticated and verified as correct this 28th day of May, 1996.


                               /s/ Peter J. King
                               --------------------------------------
                               Peter J. King

                                                                           Donor


                              /s/ Stephen D. Higgins
                              ---------------------------------------
                              Stephen D. Higgins

                                                                         Trustee